UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2007
InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	0-51720 (Commission File Number)	54-1614664 (IRS Employer Identification No.)

1600 International Drive, Suite 110
McLean, Virginia (Address of principal executive offices)		22102-4860 (Zip Code)
Registrant’s telephone number, including area code: (703) 917-0880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
      In April 2007, we and holders of our Class A warrants agreed to reduce the exercise price of 80% of our Class A warrants from $.50 to $.25 per share for a period of two weeks. On April 20, 2007, we issued an aggregate of 1,629,513 shares of common stock upon the exercise of Class A warrants held by certain of our existing stockholders. The shares were issued at an exercise price of $.25 per share, yielding gross proceeds to us of approximately $407,000. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act in reliance, among other things, on the fact that all of the purchasers are accredited investors and existing stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2007	InferX Corporation

	By:	/s/ B.K. Gogia

B.K. Gogia
President